Exhibit 99.1

RICE MIDSTREAM PARTNERS UNITHOLDERS APPROVE

MERGER WITH EQT MIDSTREAM PARTNERS

Pittsburgh, PA (July 20, 2018) — EQT Midstream Partners, LP (NYSE: EQM) and Rice Midstream Partners LP (NYSE: RMP) today announced unitholder approval of RMP’s previously announced merger transaction with EQM. At today’s RMP special meeting of unitholders, approximately 81.8% of RMP’s outstanding common units were voted, with approximately 99.9% of those votes cast in favor of the merger. The parties expect the transaction to close on Monday, July 23, 2018.

About EQT Midstream Partners:

EQT Midstream Partners, LP is a growth-oriented limited partnership formed by EQT Corporation to own, operate, acquire, and develop midstream assets in the Appalachian Basin. The Partnership provides midstream services to EQT Corporation and third-party companies through its strategically located transmission, storage, and gathering systems that service the Marcellus and Utica regions. The Partnership owns approximately 950 miles of FERC-regulated interstate pipelines and approximately 1,950 miles of high- and low-pressure gathering lines.

Visit EQT Midstream Partners, LP at www.eqtmidstreampartners.com.

About EQT GP Holdings:

EQT GP Holdings, LP is a limited partnership that owns the general partner interest, all of the incentive distribution rights, and a portion of the limited partner interests in EQT Midstream Partners, LP; as well as the incentive distribution rights in Rice Midstream Partners LP. EQT Corporation owns the general partner interest and a 91% limited partner interest in EQT GP Holdings, LP.

Visit EQT GP Holdings, LP at www.eqtmidstreampartners.com.

About Rice Midstream Partners:

Rice Midstream Partners LP is a fee-based, growth-oriented limited partnership formed to own, operate, develop and acquire midstream assets in the Appalachian basin. RMP provides midstream services to EQT Corporation and third-party companies through its natural gas gathering, compression and water assets in the rapidly developing dry gas cores of the Marcellus and Utica Shales.

Visit Rice Midstream Partners LP at www.ricemidstream.com.

Cautionary Statements

Disclosures in this news release contain certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this news release specifically include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of EQM and RMP, including whether the transactions described in this news release are completed, as expected or at all, and the timing of any such transactions; whether the conditions to the transactions can be satisfied; whether the operational, financial and strategic benefits of the transactions can be achieved; whether the costs and expenses of the transactions can be controlled within expectations; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transactions; competitive responses to the transactions; the possibility that the anticipated benefits of the transactions are not realized when expected or at all; the possibility that the transactions may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transactions; and litigation relating to the transactions. These forward looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. EQM and RMP have based these forward-looking statements on current expectations and assumptions about future events. While EQM and RMP consider these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond the partnerships’ control. The risks and uncertainties that may affect the operations, performance and results of EQM’s and RMP’s business and forward-looking statements include, but are not limited to, those set forth under Item 1A, “Risk Factors” of the Form 10-K for the year ended December 31, 2017 as filed with the Securities and Exchange Commission (SEC) of each of EQM and RMP, in each case as may be updated by any subsequent Form 10-Qs. Any forward-looking statement speaks only as of the date on which such statement is made, and neither of EQM or RMP intends to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the proposed transaction, EQM has filed with the SEC a registration statement on Form S-4 that contains a proxy statement of RMP and also constitutes a prospectus of EQM.  The registration statement was declared effective by the SEC on June 20, 2018 and RMP commenced mailing the definitive proxy statement/prospectus to its unitholders on or about June 20, 2018. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. UNITHOLDERS OF RMP ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS REGARDING THE TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION.

Investors may obtain a free copy of the registration statement and the proxy statement/prospectus, as well as other filings containing information about EQM and RMP, without charge, at the SEC’s website (http://www.sec.gov).  In addition, the documents filed with the SEC by EQT Corporation and its publicly traded subsidiaries (including EQM, RMP and EQGP) may be obtained free of charge at the applicable website (www.eqt.com for EQT Corporation, www.eqtmidstreampartners.com for EQGP and EQM, and www.ricemidstream.com for RMP) or by requesting them by mail at EQT Corporation, 625 Liberty Avenue, Suite 1700, Pittsburgh, PA 15222, Attention: Investor Relations, or by telephone at (412) 553-5700.

Contact Information:

EQT Midstream Partners / EQT GP Holdings / Rice Midstream Partners analysts:

Nate Tetlow — Investor Relations Director

412.553.5834

ntetlow@eqtmidstreampartners.com

EQT analysts:

Patrick Kane — Chief Investor Relations Officer

412.553.7833

pkane@eqt.com

Media inquiries:

Natalie Cox — Corporate Director, Communications

412.395.3941

ncox@eqt.com

Source:

EQT Midstream Partners, LP

EQT GP Holdings, LP

Rice Midstream Partners LP